EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of Asian Financial Inc. and Subsidiaries on Form S-1 Amendment 5 of our report, dated September 13, 2007, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ Moore Stephens Wurth Frazer and Torbet LLP

Walnut, California
March 14, 2008